UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 31, 2012

Innocent, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-150061	98-0585268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Suntree Blvd

Suite 105

Melbourne, FL 32940

(Address of principal executive offices)

(828) 702-7687

(Registrant's telephone number, including area code)

_______________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On October 12, 2013, our management recommended to the Board of Directors, and the Board of Directors approved the recommendation, that our audited financial statements for the fiscal year ended August 31, 2012 and the unaudited financial statements and financial information for (the "Relevant Periods") be restated as a result of the re-evaluation of certain technical accounting guidance affecting the classification of the previously reported Thomas Lease.  During the year ended August 31, 2011, we acquired a working interest in an existing oil well. The working interest in the well was inappropriately reclassified as an intangible asset during the audit of our financial statements for the years ended August 31, 2012 and 2011. As part of this reclassification, we recorded amortization on a straight line basis over a ten year life. This asset is not an intangible asset and has not been placed in service.

 (the "change in accounting policy")

Because of the change in accounting policy, our previously issued financial statements included in  our Annual Report on Form 10-K for the year ended August 31, 2012, together with the related report of our independent registered public accounting firm,  should no longer be relied upon.

The restatements of the financial statements referred to above resulted from the identification of the working interest in the well was inappropriately reclassified as an intangible asset during the audit of our financial statements. We recorded amortization on a straight line basis over a ten year life. This asset is not an intangible asset and has not been placed in service

The adjustments made to the restated financial statements referred to above resulted in the removal of the previously recorded amortization expense of 15,000 and a corresponding decrease in the net loss for the period ended August 31, 2011; and removal of the previously recorded amortization expense of $21,000 and a corresponding decrease on the net loss for the period ended August 31, 2012. The full impact will be shown in the restated August 31, 2012 10-KA.

On October, 2013, our Board of Directors and management reviewed and discussed the change in accounting policy, which required entries in the Relevant Periods to correct the classification of intangible asset. Representatives of our independent registered public accounting firm, Sam Kan & Company registered with the PCAOB, provided the detail and third party expert opinion concerning the recommended reclassification and changes.

Accordingly, we will file an amendment to the Form 10-KA for the fiscal year ended August 31, 2012 with the Securities and Exchange Commission in order to reflect the adjustment related to the removal of the previously recorded amortization expense

After reviewing the circumstances leading up to the restatement, we and the Board of Directors believe that the errors were inadvertent and unintentional. We have determined that a material weakness exists in internal control over financial reporting with respect to recording the Thomas Lease as an intangible asset.

In connection with the efforts which we undertook to perform the restatement, we determined that we did not sufficiently assess and apply the appropriate accounting standard. Accordingly, we have determined that this failure to accurately assess an accounting principal amounts to a material weakness in our controls over financial reporting. As a result of this material weakness, we have concluded that the Company's internal control over financial reporting was not effective as of August 31. 2012.

Management is in the process of assessing various alternatives it may deploy to modify our existing internal control processes and systems to remediate this material weakness. Currently, we have devised a method whereby we are able to utilize data-mining techniques to identify the applicable transactions, and then apply the appropriate accounting treatment to them. We have incorporated this process into our existing internal control structure to insure that we apply the appropriate accounting for these transactions beginning in the quarter ended November 30, 2012 (the first fiscal quarter of fiscal year 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocent, Inc.

(Registrant)

/s/ Wayne Doss

Wayne Doss

President, Chief Executive

Officer, and Director

Dated: October 21, 2013